Exhibit 99.4

Condensed Consolidated Interim Financial Statements

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

As of March 31, 2019 and for the three months ended March 31, 2019 and 2018

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Condensed consolidated interim balance sheets

(unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$13,457,360	$2,568,353
Accounts receivable—trade	47,650,051	45,199,411
Accounts receivable—affiliates	4,268,772	3,938,800
Income tax receivable	4,802,004	13,202,563
Unbilled revenue—trade	4,500,400	4,500,400
Unbilled revenue—affiliates	258,344	258,344
Warehouse stock inventory	16,123,174	16,426,011
Other current assets	5,482,305	6,757,950

Total current assets	96,542,410	92,851,832

Property, plant and equipment, at cost (note 3)	1,010,168,216	1,008,191,591
Accumulated depreciation	(487,251,345)	(480,559,470)

Net property, plant and equipment	522,916,871	527,632,121
Other non-current assets	8,260,335	7,784,294

Total assets	$627,719,616	$628,268,247

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable—trade	$19,235,799	$18,631,419
Accounts payable—affiliates	3,064,259	2,918,438
Income tax payable	972,434	386,035
Interest payable	4,365,508	2,493,548
Other current liabilities	14,580,811	11,758,817
Current maturities of long-term debt	6,652,470	6,652,470

Total current liabilities	48,871,281	42,840,727

Long-term debt, less current maturities (note 4)	338,274,365	338,274,365
Deferred income taxes, net	83,132,009	82,067,903
Other non-current liabilities	21,263,320	20,788,222
Commitments and contingencies (note 6)
Stockholders’ equity:
Common stock, $1 par value per share; 21,920 authorized and issued as of March 31, 2019 and December 31, 2018	21,920	21,920
Accumulated other comprehensive loss	(6,423,315)	(6,423,315)
Retained earnings	142,580,036	150,698,425

Total stockholders’ equity	136,178,641	144,297,030

Total liabilities and stockholders’ equity	$627,719,616	$628,268,247

See accompanying notes to condensed consolidated interim financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Condensed consolidated interim statements of income and retained earnings

(unaudited)

	Three Months Ended
	March 31, 2019	March 31, 2018
Revenues:
Transportation revenue	$84,298,691	$98,751,838
Allowance oil revenue	1,755,199	2,166,531
Storage revenue	886,040	602,250
Blending revenue	1,228,199	1,343,841
Other income	1,223,257	1,218,981

Total revenues	89,391,386	104,083,441

Operating expenses:
Operations and maintenance	21,948,156	27,121,675
General and administrative	10,490,507	9,956,006
Taxes, other than income taxes	3,285,890	3,248,235
Depreciation	6,854,913	6,634,724
Interest expense	3,650,799	3,596,009

Total operating expenses	46,230,265	50,556,649

Income before income taxes	43,161,121	53,526,792

Income taxes:
Current income taxes (note 5)	8,918,123	11,139,459
Deferred income taxes (note 5)	1,064,106	1,329,154

Total income taxes	9,982,229	12,468,613

Net income	33,178,892	41,058,179
Retained earnings, beginning of period	150,698,425	180,644,380

Retained earnings, available	183,877,317	221,702,559
Less: dividends paid	(41,297,281)	(42,502,880)

Retained earnings, end of period	$142,580,036	$179,199,679

See accompanying notes to condensed consolidated interim financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Condensed consolidated interim statements of cash flows

(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash from operating activities
Net income	$33,178,892	$41,058,179
Reconciliation of net income to net cash provided by operating activities:
Depreciation	6,854,913	6,634,724
Amortization of debt isuance cost	63,220	63,220
Deferred income tax expense	1,064,106	—
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(2,780,612)	8,127,703
(Increase) decrease in inventories	302,837	(128,870)
Decrease in income taxes	8,986,958	15,924,031
Decrease in other assets	736,384	5,303,423
Increase (decrease) in accounts payable and accrued liabilities	5,444,152	(2,320,827)
Increase (decrease) in other liabilities	475,098	(1,022,284)

Net cash provided by operating activities	54,325,948	73,639,299

Cash from investing activities:
Purchases of property and equipment	(2,146,860)	(5,852,334)
Proceeds from sale of property and equipment	7,200	42,165

Net cash used in investing activities	(2,139,660)	(5,810,169)

Cash from financing activities:
Payments on debt	—	(7,668,142)
Dividends paid	(41,297,281)	(42,502,880)

Net cash used in financing activities	(41,297,281)	(50,171,022)

Net increase in cash and cash equivalents	10,889,007	17,658,108
Cash and cash equivalents, beginning of period	2,568,353	302,385

Cash and cash equivalents, end of period	$13,457,360	$17,960,493

Supplemental cash flows:
Cash paid for interest	$1,633,501	$1,689,925

See accompanying notes to condensed consolidated interim financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to condensed consolidated interim financial statements

March 31, 2019 and 2018

(unaudited)

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Description of Business

Explorer Pipeline Company and subsidiary (the “Company”) owns and operates an approximate 1,830 mile common carrier pipeline that primarily transports gasoline, diesel, diluent and jet fuel from the Gulf Coast refining complex to the Midwest United States. Through connections with other refined petroleum pipelines, the Company serves more than seventy cites in sixteen states. The Company is dependent upon continued refined products demand in the population centers it serves, and the availability of petroleum products supplied by its customers. Approximately 7% of the Company’s operating revenues were derived from its affiliates for both of the three months ended March 31, 2019 and 2018. The Company had approximately 44 and 51 non-affiliate customers for the three months ended March 31, 2019 and 2018, respectively. Operating revenues include revenues from 10 significant non-affiliates for approximately 71% and 64% of operating revenues for the three months ended March 31, 2019 and 2018, respectively.

The pipeline operations of the Company are subject to the regulatory authority of the Federal Energy Regulatory Commission (“FERC”) as to rate filings, accounting and other matters.

b.	Principles of Consolidation

The condensed consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary, Explorer Pipeline Services Company. All significant intercompany balances and transactions have been eliminated in consolidation.

c.	Interim Financial Statements

The accompanying condensed consolidated financial statements of the Company have not been audited by the Company’s independent certified public accountants, except that the condensed consolidated balance sheet at December 31, 2018 is derived from the audited consolidated financial statements. In the opinion of management, the accompanying condensed consolidated financial statements reflect all adjustments necessary to present fairly the Company’s consolidated financial statements. All such adjustments are of normal, recurring nature. In preparing the accompanying condensed consolidated financial statements, management has made certain estimates and assumptions that affect reported amounts in the condensed consolidated financial statements and disclosures. Actual results may differ from those estimates. The results for interim periods are not necessarily indicative of annual results.

Certain disclosures have been condensed in or omitted from these consolidated financial statements. Accordingly, these condensed notes to the consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of and for the year ended December 31, 2018.

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates. These estimates include depreciation periods for property, plant and equipment, pension and postretirement benefit obligations and environmental remediation contingencies.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to condensed consolidated interim financial statements - continued

March 31, 2019 and 2018

(unaudited)

d.	Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

The Company’s cash balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) which at times exceed the FDIC insurance limits. However, management believes that the Company’s counterparty risks are minimal based on the creditworthiness, reputation and history of the institutions selected.

e.	Transportation Revenue

Transportation revenue is recorded at delivery, with the exception of period end when one half of the revenue on shipments in transit is accrued.

f.	Warehouse Stock Inventory

Warehouse stock inventory, which primarily consists of critical spare parts, is stated at the lower of average cost or market.

g.	Property, Plant and Equipment

Property, plant and equipment are stated at cost, including direct labor incurred in connection with the construction of pipeline assets. Retirements and sales of property, plant and equipment are charged to accumulated depreciation as prescribed by FERC. Depreciation is calculated using the straight line method at rates approved by FERC. These rates range from 2.25% to 20.00% per annum.

h.	Impairments

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company did not recognize any impairment expense for the three months ended March 31, 2019 or 2018.

i.	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to condensed consolidated interim financial statements - continued

March 31, 2019 and 2018

(unaudited)

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The tax years 2014 through 2018 remain subject to examination by the major tax jurisdictions.

j.	Pension and Other Postretirement Plans

The Company has a defined benefit pension plan covering all employees employed prior to January 1, 2007. The benefits are based on years of service and employee compensation. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. The Company also sponsors a defined benefit healthcare plan for all eligible retired employees and their eligible dependents.

The Company records annual amounts relating to its pension and postretirement plans based on calculations that incorporate actuarial and various other assumptions, including discount rates, mortality, assumed rates of return, compensation increases, turnover rates and healthcare cost trend rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recorded in accumulated other comprehensive income and amortized to net periodic cost over future periods using the corridor method. The Company believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience and market conditions. The net periodic costs are recognized as retirees and their eligible dependents render the actions necessary to earn the postretirement benefits.

k.	Environmental Remediation Contingencies

Liabilities for environmental remediation contingencies, environmental remediation costs arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. The costs for a specific clean-up site are discounted if the aggregate amount of the obligation and the amount and timing of the cash payments for that site are fixed or reliably determinable based upon information derived from the remediation plan for that site. Recoveries from third parties that are probable of realization are separately recorded, and are not offset against the related environmental liability.

Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of a remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Recoveries for environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable. The discounted liability is reflected in other current liabilities and other non-current liabilities on the consolidated balance sheet. The insurance receivable is reflected in other current assets and other non-current assets on the consolidated balance sheet.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to condensed consolidated interim financial statements - continued

March 31, 2019 and 2018

(unaudited)

l.	Asset Retirement Obligation

The Company is obligated by contractual or regulatory requirements to remove certain pipeline assets and/or perform other remediation of sites where such assets are located upon the retirement of those assets. The Company will record an asset retirement obligation for pipeline assets in the periods in which settlement dates are reasonably determinable.

m.	Recent Accounting Pronouncements

In March 2017, the Financial Accounting Standards Board (“FASB”) issued ASU 2017-07, “Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-retirement Benefit Cost”, which requires that an employer disaggregate the service cost component from other components of net benefit cost. This ASU also provides explicit guidance on how to present the service cost component and the other components of net benefit cost in the income statement and allows only the service cost component of net benefit cost to be eligible for capitalization. This ASU is effective for the Company for annual reporting periods beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019, given the Company is not considered a public business entity as defined by the Securities and Exchange Commission (“SEC”). The Company is evaluating the impact that this new guidance will have on the consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments”, which is intended to provide guidance for cash flow statement classification. The guidance provides for settlement of zero coupon debt instruments that are insignificant in relation to the effective interest rate of the borrower; for contingent consideration payments made after a business combination; for proceeds from the settlement of corporate-owned life insurance policies; for beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle. The Company is required to apply the guidance for the annual period beginning after December 15, 2019. Early adoption is permitted. The Company is evaluating the impact that this new guidance will have on the consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)”, which is intended to provide guidance for lessees that will be required to recognize various conditions for all leases (with the exception of short-term leases) at the commencement. The guidance provides that a lease liability which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The Company is required to apply the guidance for the annual period beginning after December 15, 2019. Early adoption is permitted. In July 2018, the FASB issued additional guidance which permits an additional, optional method of adoption. Under the original standard issued in 2016, lessees and lessors were required to apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest period presented in the financial statements. However, under the new transition method allowed, an entity may elect to initially apply the new lease standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is evaluating the impact that this new guidance will have on the consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to condensed consolidated interim financial statements - continued

March 31, 2019 and 2018

(unaudited)

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” which clarifies the principles for recognizing revenue based on the core principle that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU is effective for the Company for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019, given the Company is not considered a public business entity as defined by the SEC. The guidance permits two methods of adoption: retrospectively to each prior reporting periods presented (the full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the modified retrospective method).

The Company is in the process of assessing the impact of the new revenue recognition model on its consolidated financial statements by assessing the performance obligations in its contracts with customers and the impact of timing of revenue recognition on the income statement; however, a quantitative impact, if any, cannot be estimated at this time. Management has educated the business development group on the new revenue recognition standard and continues to evaluate additional guidance issued by the FASB and industry groups. The Company expects to adopt the new standard using the modified retrospective method for the year ended December 31, 2019, and does not expect to record a cumulative effect of the initial adoption of the new standard.

2 - COMPANY OWNERSHIP

The Company’s stockholders at March 31, 2019:

	Shares	Percentage
Phillips 66 Partners Holdings LLC	4,809	21.94%
Shell Pipeline Company LP	5,693	25.97%
Shell Midstream Operating LLC	2,767	12.62%
MPLX Operations LLC	5,372	24.51%
Sunoco Pipeline LP	3,279	14.96%

Total shares authorized and issued	21,920	100.00%

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to condensed consolidated interim financial statements - continued

March 31, 2019 and 2018

(unaudited)

3 - PROPERTY, PLANT AND EQUIPMENT

A summary of property, plant and equipment by class of asset as of March 31, 2019 and December 31, 2018 is as follows:

	March 31, 2019	December 31, 2018
Land	$7,539,036	$7,539,036
Right-of-way	26,678,529	26,594,972
Line pipe and fittings	502,601,373	500,764,909
Buildings	19,878,504	19,763,695
Tanks, pumping and station equipment	407,309,815	401,316,558
Office furniture, vehicles and other	39,428,491	37,571,980
Noncarrier property	277,305	277,306
Construction in progress	6,455,163	14,363,135

	$1,010,168,216	$1,008,191,591

Total depreciation of property, plant and equipment for the three months ended March 31, 2019 and 2018 was $6,854,913 and $6,634,724, respectively. The Company did not capitalize any interest for the three months ended March 31, 2019 and 2018.

4 - DEBT

The Company has a $100,000,000 Revolving Credit agreement and a $65,000,000 Advancing Term loan facility with Bank of Oklahoma, BANCFIRST and US Bank, executed August 21, 2014, which was originally set to mature on August 21, 2019. The credit facility was refinanced on August 14, 2018 and will mature on August 14, 2023. There was $65,000,000 outstanding on the Advancing Term loan as of March 31, 2019 and at December 31, 2018. There was $4,000,000 outstanding under the Revolving Credit agreement at March 31, 2019 and at December 31, 2018.

The deferred debt costs related to the Company’s credit facility remain classified as a noncurrent asset due to the revolving nature of that facility. Deferred debt costs are being amortized over the lives of the respective terms. Amortization of deferred debt issuance costs was $63,220 for both the three months ended March 31, 2019 and 2018, and is reflected in interest expense on the consolidated statements of income and retained earnings.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to condensed consolidated interim financial statements - continued

March 31, 2019 and 2018

(unaudited)

Required annual principal payments are as follows as of March 31, 2019:

	L	P	Advancing Term	Revolver	Total
2019	$6,818,182	$—	$—	4,000,000	$10,818,182
2020	6,818,182	—	—	—	6,818,182
2021	6,818,182	—	—	—	6,818,182
2022	6,818,182	—	—	—	6,818,182
2023	—	—	65,000,000	—	65,000,000
Thereafter	—	250,000,000	—	—	250,000,000
Less deferred debt issuance cost	(575,895)	(769,998)	—	—	(1,345,893)

	$26,696,833	$249,230,002	$65,000,000	$4,000,000	$344,926,835

Less current maturities:	6,652,470	—	—	—	6,652,470

Long-term debt	$20,044,363	$249,230,002	$65,000,000	$4,000,000	$338,274,365

The notes have certain restrictive financial debt covenants, the most significant of which are a leverage ratio and a coverage ratio. The Company was in compliance with all restrictive financial debt covenants as of March 31, 2019 and December 31, 2018.

At both March 31, 2019 and December 31, 2018, the Company had letters of credit outstanding of approximately $2,420,000, related to insurance company requirements, current projects and remediation projects. All letters of credit outstanding reduced the amount available on the revolving line of credit.

5 - INCOME TAXES

The effective income tax rates were 23% for both the three months ended March 31, 2019 and 2018. Total income tax expense for the three months ended March 31, 2019 and 2018 differed from amounts computed by applying the United States federal statutory rates to pre-tax income primarily due to state income taxes and the impact of permanent differences between book and taxable income.

6 - COMMITMENTS AND CONTINGENCIES

The Company leases pipeline right-of-way and office premises and equipment. All of the Company’s leases are classified as operating leases.

The Company has entered into both cancelable and non-cancelable leases for pipeline right-of-way. All right-of-way leases are essentially future lease commitments since they relate to the operation of the pipeline and are necessary for its continued operation.

The rental payments for these right-of way leases were approximately $119,000 for the three months ended March 31, 2019 and 2018. Total rental expense was approximately $1,028,000 and $964,000 for the three months ended March 31, 2019 and 2018, respectively, and is reflected in general and administrative expenses on the consolidated statements of income and retained earnings.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to condensed consolidated interim financial statements - continued

March 31, 2019 and 2018

(unaudited)

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

7 - RELATED PARTIES

In the normal course of business, the Company has transactions with its affiliates. Approximately 7% of the Company’s operating revenues were derived from its affiliates for the three months ended March 31, 2019 and 2018, respectively.

8 - SUBSEQUENT EVENTS

On May 10, 2019, Shell Midstream Partners, L.P. (“SHLX”) entered into an agreement with Shell Pipeline Company LP (“SPLC”) to acquire SPLC’s 25.97% interest in the Company. The acquisition was completed on June 6, 2019. As a result, the ownership percentage of the Company by Shell Midstream Operating LLC, a wholly-owned subsidiary of SHLX, has increased from 12.62% to 38.59%.

Management has evaluated subsequent events through June 27, 2019, the date these financial statements were available to be issued. No subsequent events other than those previously disclosed were identified requiring recognition or disclosure in the accompanying condensed consolidated interim financial statements.